Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or director, or both, of Southwest Bancorporation of Texas, Inc., a Texas corporation (the “Company”), does hereby constitute and appoint each of Paul B. Murphy, Jr., Randall E. Meyer, and P. Allan Port the undersigned’s true and lawful attorneys and agents (each with authority to act alone), to do any and all acts and things and to execute any and all instruments which said attorneys and agents deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of the offering, sale and delivery of:

     (1) up to 100,000 shares of Common Stock, par value $1 per share, for potential issuance pursuant to the Southwest Bancorporation of Texas, Inc. Non-Employee Directors Deferred Fee Plan, and

     (2) up to 2,250,000 shares of Common Stock, par value $1 per share, for potential issuance pursuant to the Southwest Bancorporation of Texas, Inc. 2004 Omnibus Incentive Plan, (such shares of Common Stock of the Company referred to in clause (1) and clause (2) herein after referred to collectively as the “Securities” and the number of such shares being determined prior to the effect of the stock dividend payable July 15, 2004), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer or director, or both, of the Company to Registration Statements on Form S-8 or to any amendments (including post-effective amendments) thereto filed with the Securities and Exchange Commission in respect of said Securities, and to any instrument or document filed as part of, as an exhibit to or in connection with said Registration Statements or amendments, and the undersigned does hereby ratify and confirm as the undersigned’s own act and deed all that said attorney and agent shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this    day of    , 2004.

Dated July 12, 2004	/s/ WALTER E. JOHNSON Walter E. Johnson	Chairman of the Board and Director

Dated July 7, 2004	/s/ CARIN M. BARTH Carin M. Barth	Director

Dated July 8, 2004	/s/ JOHN B. BROCK III John B. Brock III	Director

Dated July 9, 2004	/s/ ERNEST H. COCKRELL Ernest H. Cockrell	Director

Dated July 7, 2004	/s/ J. DAVID HEANEY J. David Heaney	Director

Dated July 20, 2004	/s/ PAUL W. HOBBY Paul W. Hobby	Director

Dated July 7, 2004	/s/ JOHN W. JOHNSON John W. Johnson	Director

Dated July 8, 2004	/s/ BARRY M. LEWIS Barry M. Lewis	Director

Dated July 9, 2004	/s/ FRED R. LUMMIS Fred R. Lummis	Director

Dated July 7, 2004	/s/ ANDRES PALANDJOGLOU Andres Palandjoglou	Director

Dated July 7, 2004	/s/ WILHELMINA E. ROBERTSON Wilhelmina E. Robertson	Director

Dated July 13, 2004	/s/ THOMAS F. SORIERO, SR. Thomas F. Soriero, Sr.	Director

Dated October 27, 2004	/s/ STANLEY D. STEARNS, JR. Stanley D. Stearns, Jr.	Director

Dated October 29, 2004	/s/ PAUL B. MURPHY, JR Paul B. Murphy, Jr	Director and Chief Executive Officer (Principal Executive Officer)

Dated October 30, 2004	/s/ RANDALL E. MEYER Randall E. Meyer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated October 30, 2004	/s/ LAURENCE L. LEHMAN III Laurence L. Lehman III	Senior Vice President and Controller (Principal Accounting Officer)

Dated November 3, 2004	/s/ KIRBYJON CALDWELL Kirbyjon Caldwell	Director